Exhibit (h)(11)

SCHEDULE A

Funds and Portfolios

Effective Date: December 29, 2011

Fund	Type of Entity	Jurisdiction

BMO Large-Cap Focus Fund

BMO Large-Cap Value Fund

BMO Large-Cap Growth Fund

BMO Mid-Cap Value Fund

BMO Mid-Cap Growth Fund

BMO Small-Cap Value Fund

BMO Small-Cap Growth Fund

BMO Government Income Fund

BMO Short-Intermediate Bond Fund

BMO Intermediate Tax-Free Fund

BMO Short-Term Income Fund

BMO Prime Money Market Fund

BMO Government Money Market Fund

BMO Tax-Free Money Market Fund

BMO Aggregate Bond Fund

BMO Lloyd George Emerging Markets Equity Fund

BMO Core Plus Bond Fund

BMO Corporate Income Fund

BMO Ultra Short Tax-Free Fund

BMO Dividend Income Fund

BMO Pyrford International Stock Fund

BMO Pyrford Global Strategic Return Fund

BMO Monegy High Yield Bond Fund

EACH OF THE ENTITIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A		BOSTON FINANCIAL DATA SERVICES, INC.

By:		By:
Name:	John M. Blaser	Name:
Title:	President	Title:

As an Authorized Officer on behalf of each of

the Funds indicated on Schedule A